As filed with the Securities and Exchange Commission on October 2, 2001.

                                                  Registration No. 333-

                            UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549

                              FORM S-8
                  REGISTRATION STATEMENT UNDER THE
                       SECURITIES ACT OF 1933


                         HARSCO CORPORATION
          (Exact name of registrant as specified in its charter)


                              DELAWARE
    (State or other jurisdiction of incorporation or organization)


                             23-1483991
               (I.R.S. Employer Identification No.)


                            P.O. Box 8888
                     Camp Hill, PA 17001-8888
    (Address, including zip code, of Principal Executive Offices)


                   HARSCO CORPORATION SAVINGS PLAN
                      (Full title of the plan)


                           Paul C. Coppock
          Senior Vice President, Chief Administrative Officer,
                   General Counsel and Secretary
                         Harsco Corporation
                           P.O. Box 8888
                      Camp Hill, PA 17001-8888
                           (717) 763-7064
            (Name, address and telephone number, including
                   area code, of agent for service)


                    Calculation of Registration Fee

                                    Proposed max-   Proposed max-
   Title of                         imum offering   imum aggre-    Amount of
securities to be   Amount to be     price per       gate offer-    registra-
 registered(1)     registered(1)    Share           ing price      tion fee


Common Stock,      1.5 million      $ 26.22 (2)    $ 39,330,000   $9,832.50(3)
$1.25 par value    shares



(1) This registration statement (the "Registration Statement") registers 1.5 million shares of Common Stock of Harsco Corporation, a Delaware corporation (the "Company" or "Harsco"), which may be sold from time to time pursuant to the Harsco Corporation Savings Plan (the "Plan"). In addition, the Company may make offers, including solicitations of offers to buy shares, under the Plan, which transactions shall be covered by the Registration Statement. Pursuant to Rule 416(a), the number of shares being registered shall be adjusted to include any additional shares which may become issuable as a result of stock splits, stock dividends or similar transactions. Attached to the Common Stock are certain rights to purchase preferred stock upon the occurrence of specified events. In addition, pursuant to Rule 416(b), the Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

(2) Estimated pursuant to paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the registration fee, based upon the average of the reported high and low sales prices for shares of Common Stock on September 27, 2001, as reported on the composite tape for New York Stock Exchange-listed securities.

(3) Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended, and the applicable continuing resolution, as follows: $250 per $1 million of proposed maximum aggregate offering price.

                                PART I

         INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

     Omitted as permitted pursuant to Rule 428 and Form S-8.


Item 2.  Registrant Information.

     Omitted as permitted pursuant to Rule 428 and Form S-8.

                                PART II

                 INFORMATION REQUIRED IN REGISTRATION
               STATEMENT AND NOT REQUIRED IN PROSPECTUS


Item 3.  Incorporation of Documents by Reference

     The Company and the Plan hereby incorporate by reference into this Registration Statement the following documents filed with the Securities and Exchange Commission (the "Commission"):

     (a) The Company's Annual Report on Form 10-K for the Company's fiscal year ended December 31, 2000, File No. 1-3970, filed pursuant to Section
13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (b) The Plan's Annual Report on Form 11-K for its fiscal year ended December 31, 2000, File No. 1-3970, filed pursuant to Section 15(d) of the Exchange Act.

     (c) The Company's Quarterly Reports on Form 10-Q for the Company's fiscal quarters ended March 31, 2001 and June 30, 2001, filed pursuant to
Section 13(a) of the Exchange Act.

     (d) The description of the Common Stock of the Company contained in the Company's Registration Statement on Form S-3, File No. 33-56885, filed pursuant to the Securities Act of 1933 on December 15, 1994, except as such description relates to contingent preferred stock purchase rights attached to the Common Stock, including any other amendment or report filed for the purpose of updating such descriptions is hereby incorporated by reference.

     (e) The description of the contingent preferred stock purchase rights attached to and evidenced by the Company's Common Stock, and the Series A Junior Participating Cumulative Preferred Stock purchasable thereunder, contained in the Company's Registration Statement on Form 8-A, File No. 1-3970, filed pursuant to the Exchange Act on September 26, 1997, including any other amendment or report filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated in this Registration Statement by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated in this Registration Statement by reference modifies or supersedes such statement. Any statement so modified shall not be deemed in its unmodified form, and any statement so superseded shall not be deemed, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

     Not applicable.

Item 5.  Interests of Named Experts and Counsel

      Not applicable.

Item 6.  Indemnification of Directors and Officers

     Harsco is a Delaware corporation. Section 145 ("Section 145") of the Delaware General Corporation Law ("DGCL") permits a Delaware corporation to indemnify any person in connection with any suit, action or proceeding, whether civil, criminal, administrative or investigative, to which the person is or is threatened to be made a party by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, or other enterprise, against expenses (including attorneys' fees), and against judgments, fines, and amounts paid in settlement, other than in actions by or in the right of the corporation, that are actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interest of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful; provided, however, that, in the case of actions by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that indemnification is proper under the circumstances. Under
Section 145, a corporation shall indemnify any such person who is successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the Section.

     Section 9 of Article III of Harsco's By-laws provides that Harsco must indemnify its directors and officers to the fullest extent permitted by Delaware law and, as permitted by Section 145, requires Harsco to advance expenses incurred in defending a suit, action or proceeding, whether civil or criminal, upon receipt of an undertaking by a director or officer to repay such expenses if it is determined that such director or officer is not entitled to indemnification.

     Harsco's Restated Certificate of Incorporation, in Article Thirteenth, paragraph (b), provides that no director of Harsco shall be personally liable to Harsco or its stockholders for monetary damages for breach of fiduciary duty as a director. This provision does not eliminate the liability of a director of Harsco (1) for any breach of a director's duty of loyalty to Harsco or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (3) under Section 174 of the DGCL; or (4) for any transaction in which a director derived improper personal benefit.

     The indemnification provisions in Harsco's By-laws and Restated Certificate of Incorporation are not exclusive of any other rights to which those indemnified thereunder may be entitled to by law, agreement, vote of stockholders or otherwise.

     Harsco has entered into agreements to indemnify its directors (each an "Indemnified Representative") in addition to the indemnification provided for in Harsco's Restated Certificate of Incorporation and By-laws. Under these agreements, Harsco will, among other things, indemnify each Indemnified Representative against certain expenses (including attorneys' fees and expenses), judgments, settlement amounts, or fines incurred by or assessed against an Indemnified Representative in any threatened, pending or completed action or proceeding, including those by or in the right of the Company, by reason of the fact that the Indemnified Representative is or was serving Harsco as a director, officer, employee or agent of Harsco, or, at the request of Harsco, as a director, officer, employee, agent, fiduciary, or in a similar capacity for another corporation, joint venture, trust, employee benefit plan or other entity.

     In addition, Harsco maintains liability insurance providing coverage up to $50 million per policy year (with certain deductibles and exceptions) for past, present and future directors and officers of the Company acting in such capacities.

Item 7.  Exemption from Registration

     Not applicable.

Item 8.  Exhibits

Exhibit   Description

4.1 Restated Articles of Incorporation of Harsco Corporation (incorporated by reference to Exhibit 4(a) to Harsco's Registration Statement on Form S-3, File No. 33-56885).

4.2 Certificate of Amendment of Articles of Incorporation filed June 3, 1997 (incorporated by reference to Exhibit 3(b) to Harsco's Annual Report on Form 10-K for the year ended December 31, 1999).

4.3 Certificate of Designation filed September 25, 1997 (incorporated by reference to Exhibit 3(a) to Harsco's Annual Report on Form 10-K for the year ended December 31, 1997).

4.4 By-laws of Harsco (incorporated by reference to Exhibit 3(b) to Harsco's Annual Report on Form 10-K for the year ended December 31,
          1990).

4.5 Harsco Corporation Rights Agreement dated as of September 28, 1997, with Chase Mellon Shareholder Services L.L.C. (incorporated by reference to Form 8-A, filed September 26, 1997).

5 Not applicable (no original issuance shares will be offered and sold under the Plan); the Registrant hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS as necessary in order to qualify the Plan under Section 401 of the Internal Revenue Code.

15        Not applicable.

23.1      Consent of PricewaterhouseCoopers LLP.

24 Powers of Attorney (included on the signature pages of this Registration Statement).

99        Not applicable.

Item 9.  Undertakings

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               Signatures

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Wormleysburg, Commonwealth of Pennsylvania, on September 25, 2001.

                                             Harsco Corporation

                                             By: /s/ Salvatore D. Fazzolari
                                                Salvatore D. Fazzolari
                                                Senior Vice President, Chief
                                                Financial Officer and
                                                Treasurer


      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Derek C. Hathaway, Salvatore D. Fazzolari and Paul C. Coppock, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



/s/ Derek C. Hathaway       Chairman, President and Chief    September 25, 2001
Derek C. Hathaway           Executive Officer (principal
                            executive officer)

/s/ Salvatore D. Fazzolari  Senior Vice President, Chief     September 25, 2001
Salvatore D. Fazzolari      Financial Officer and Treasurer
                            (principal financial officer)

/s/ Stephen J. Schnoor      Vice President and Controller    September 25, 2001
Stephen J. Schnoor          (principal accounting officer)

/s/ Jerry J. Jasinowski     Director                         September 25, 2001
Jerry J. Jasinowski

/s/ D. Howard Pierce        Director                         September 25, 2001
D. Howard Pierce

/s/ Carolyn F. Scanlan      Director                         September 25, 2001
Carolyn F. Scanlan

/s/ James I. Scheiner       Director                         September 25, 2001
James I. Scheiner

/s/ Andrew J. Sordoni III   Director                         September 25, 2001
Andrew J. Sordoni III

/s/ Joseph P. Viviano       Director                         September 25, 2001
Joseph P. Viviano

/s/ Dr. Robert C. Wilburn   Director                         September 25, 2001
Dr. Robert C. Wilburn

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Wormleysburg, Commonwealth of Pennsylvania, on September 25, 2001.


                                             HARSCO CORPORATION SAVINGS PLAN


                                             By:/s/ Paul C. Coppock
                                                Paul C. Coppock
                                                Senior Vice President, Chief
                                                Administrative Officer,
                                                General Counsel and Secretary

                                EXHIBIT INDEX

Exhibit        Description                                       Sequentially
                                                                 Numbered Page
4.1            Restated Articles of Incorporation of Harsco
               Corporation, incorporated by reference to
               Exhibit 4(a) to Harsco's Registration Statement on Form S-3, File No. 33-56885.

4.2 Certificate of Amendment of Articles of Incor-poration filed June 3, 1997, incorporated by reference to Exhibit 3(b) to Harsco's Annual Report on Form 10-K for the year ended December 31, 1999.

4.3            Certificate of Designation filed September 25,
               1997, incorporated by reference to Exhibit 3(a) to Harsco's Annual Report on Form 10-K for the year ended December 31, 1997.

4.4            By-laws of Harsco, incorporated by reference to
               Exhibit 3(b) to Harsco's Annual Report on Form
               10-K for the year ended December 31, 1990.

4.5            Harsco Corporation Rights Agreement dated as of
               September 28, 1997, with Chase Mellon Shareholder
               Services L.L.C., incorporated by reference to Form 8-A, filed September 26, 1997.

23.1           Consent of PricewaterhouseCoopers LLP.

24 Powers of Attorney (included on the signature pages of this Registration Statement).

                                                             Exhibit 23.1


CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 30, 2001 relating to the financial statements of Harsco Corporation, which appears in Harsco Corporation's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the incorporation by reference of our report dated January 30, 2001 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated June 20, 2001 relating to the financial statements of the Harsco Corporation Savings Plan, which appears in the Annual Report on Form 11-K for the year ended December 31, 2000.


PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
September 25, 2001